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                                                                    EXHIBIT 4.4

FORM OF WARRANT EXPIRING OCTOBER 31, 2004 WITH EXERCISE PRICE OF $0.12 PER SHARE

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                                     WARRANT

                           to Purchase Common Stock of

                        TERAFORCE TECHNOLOGY CORPORATION

                         Expiring on September 30, 2005


         This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, ___________(the "Holder") is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 200,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at the Exercise Price (as hereinafter defined), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on September 30, 2005.

         As used herein, the following terms shall have the meanings set forth below:

         "Company" shall mean TeraForce Technology Corporation, a Delaware corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         "Common Stock" shall mean and include the Company's Common Stock, par value $0.01 per share, authorized on the date of the original issue of this Warrant.

         "Exercise Price" shall mean $0.12 per share of Common Stock payable upon exercise of the Warrant, as adjusted pursuant to the provisions hereof.

         "Market Price" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined as follows: (x) the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market on such date, or, if


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there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose, in each such case, unless otherwise provided herein, averaged over a period of ten (10) consecutive Trading Days prior to the date as of which the determination is to be made; or (y) if the Common Stock shall not be listed or admitted to trading as provided in clause
(x) above, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Trading Days" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

         "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the Holder hereof upon the exercise of the Warrant.








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                                    ARTICLE I

                               EXERCISE OF WARRANT

         1.1 Method of Exercise. The Warrant represented hereby may be exercised by the Holder hereof, in whole or in part, at any time and from time to time on or after the date hereof until 5:00 p.m., Houston, Texas time, on September 30, 2005. To exercise the Warrant, the Holder hereof shall deliver to the Company
(i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such Holder to exercise the Warrant in the manner provided in the Subscription Notice; and (ii) payment in full of the Exercise Price (A) in cash or by bank check for all Warrant Shares purchased hereunder or (B) if permitted pursuant to Section 1.6 below, by notifying the Company that this warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1.6) or (C) a combination of (A) and
(B) above; and (iii) this Warrant. The Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within ten (10) business days, issue and deliver to such Holder a certificate or certificates for the full number of the Warrant Shares purchased by such Holder hereunder, and shall, unless the Warrant has expired or has been redeemed, deliver to the Holder hereof a new Warrant representing the portion, if any, that shall not have been exercised, in all other respects identical to this Warrant. As permitted by applicable law, the Person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

         1.2 Reservation of Shares. The Company shall reserve at all times so long as the Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of the Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the Warrant.

         1.3 Valid Issuance. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         1.4 No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

         1.5 Securities Purchase Agreement; Registration Rights Agreement. This Warrant is issued in connection with that certain Securities Purchase Agreement dated September 30, 2002 between the Company and the Holder (the "Securities Purchase Agreement"). Except as otherwise set forth in that certain Registration Rights Agreement dated as of September 30, 2002 between the Company and the Holder (the "Registration Rights Agreement"), the Warrant and the Warrant Shares are not registered pursuant to the Securities Act and may not be transferred absent an effective registration statement or an exemption from such registration.




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         1.6 Cashless Exercise. If (i) the Company and the Holder mutually elect; or (ii) the Warrant Shares to be issued are not registered for resale to the extent required by the Registration Rights Agreement, then, notwithstanding anything to the contrary, the Holder may exercise, at its election, in its sole discretion, this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of this Warrant, elect instead to receive the Warrant Shares through a "cashless" or "net-issue exercise" of the Warrant ("Cashless Exercise"). The Holder shall exchange the Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Warrant Share, and the denominator of which shall be the Market Price; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based.



                                   ARTICLE II

                                    TRANSFER


         2.1 Ownership of Warrant. The Company may deem and treat the Person in whose name the Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary unless agreed to in writing by the Company.

         2.2 Restrictions on Transfer of Warrants. The Holder of the Warrant agrees that the Warrant is not transferrable without the prior written consent of the Company and any such transfer without such consent shall be void and without effect, unless such transfer occurs by operation of law. Subject to the restrictions on transfer of the Warrant in this Section 2.2, the Company, from time to time, shall register the transfer of the Warrant in such books upon surrender of this Warrant at the Companys principal office, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer and upon payment by the Holder or its transferee of any applicable transfer taxes, a new Warrant shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrant shall be canceled by the Company. The Holder shall pay all taxes and all other expenses and charges payable in connection with the transfer of the Warrant pursuant to this Section 2.2.

         2.3 Compliance with Securities Laws. Subject to the terms of the Registration Rights Agreement and notwithstanding any other provisions contained in this Warrant, the Holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act, and that as a condition to the exercise of such warrant that the following are and will be true and correct:

                  (A) The Holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

                  (B) A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS



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                  AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE
                  SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR UPON RECEIPT OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY PURSUANT TO A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

                  (C) Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.3.

                  (D) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D as promulgated under the Securities Act, and will be so as a condition of purchasing any of the Warrant Shares. The Holder will acquire the Warrant, and if exercised, any Warrant Shares for its own account for investment purposes and not with a view towards distribution. The Holder must bear the economic risk of the investment for an indefinite period of time because the Warrant and Warrant Shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder has received and carefully reviewed copies of all documents filed by the Company with the Securities and Exchange Commission as of the date hereof, and will do so before each exercise of the Warrant. No representations or warranties have been made to the Holder by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them. The Holder is aware that the Warrant and any purchase of the Warrant Shares involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. The Holder has had the opportunity to ask questions of, and receive answers, satisfactory to it from the Company's management regarding the Company. The Holder understands that no Federal or State governmental authority has made any finding or determination relating to the fairness of an investment in the Warrant or Warrant Shares and that no Federal or State governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. The Holder, in making the decision to acquire the Warrant, and if it is exercised, the purchase of the Warrant Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties. The Holder has significant assets, and upon consummation of the purchase of the Warrant Shares, will continue to have significant assets exclusive of the Warrant Shares. The Holder understands that the Warrant, and if exercised, the Warrant Shares are being offered and sold to it in reliance on specific provisions of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such provisions. The Holder, in making the decision to purchase the Warrant, and if exercised, the Warrant Shares subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties.




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                                   ARTICLE III

                                  ANTI-DILUTION

         3.1 Anti-Dilution Provisions. If the outstanding shares of the Companys Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately in effect prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

         3.2 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that a holder of Common Stock of the Company shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were the purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth herein (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         3.3 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted as herein provided, or the rights of the Holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare a notice setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrant or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof, no later than 10 days after any such adjustment as herein provided, copies of such notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrant have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrant.




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                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Entire Agreement. This Warrant, together with the Securities Purchase Agreement and the Registration Rights Agreement, contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         4.2 Governing Law; Venue. This warrant shall be governed by and construed in accordance with the laws of the State of Texas. Venue for any dispute arising under this Warrant shall lie in the state or federal courts of Harris County, Texas.

         4.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         4.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         4.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

         4.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder or the Company hereof shall be in writing and will deemed to have been delivered: (i) upon receipt, when delivered personally;
(ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be: any notice or other document required or permitted to be given or delivered to the Company shall be sent to the offices of the Company at 1240 East Campbell Road, Richardson, Texas 75081, Attn: Chief Executive Officer, Telecopy No. (469) 330-4972 or such other address as shall have been furnished in writing by the Company to the Holder of this Warrant, with a copy to Michael T. Larkin, Esq., Buck, Keenan & Gage, L.L.P., 700 Louisiana, Suite 5100, Houston, Texas 77002, Telecopy No. (713) 225 - 3719. Any notice sent or required to be sent hereunder to the Holder shall be sent to the address of the Holder as contained in the corporate records of the Company or such other address as shall have been furnished in writing by the Holder to the Company.

         4.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision




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hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         4.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 4.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.8.

         4.9 Registration Rights. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Registration Rights Agreement.

         4.10 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: October 3, 2002.

                                       TERAFORCE TECHNOLOGY CORPORATION




                                       By:
                                       Name:    Robert P. Capps
                                       Title:   Executive Vice President
                                                and Chief Financial Officer









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